Exhibit 99.4

SINCLAIR BROADCAST GROUP, INC.

Offer for All Outstanding
8% Senior Subordinated Notes due 2012
In Exchange For
8% Senior Subordinated Notes due 2012
That Have Been Registered Under the Securities Act of 1933

The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2002 unless the exchange offer is extended (the "expiration date").

                        , 2002

To Our Clients:

        Enclosed for your consideration is a prospectus dated            , 2002 (as it may be amended or supplemented from time to time, the "prospectus"), and the related letter of transmittal (which, together with the prospectus, constitutes the "exchange offer"), relating to the offer by Sinclair Broadcast Group, Inc. to exchange its 8% senior subordinated notes due 2012 (the "exchange notes"), which have been registered under the Securities Act of 1933, as amended, for its outstanding 8% senior subordinated notes due 2012 (the "original notes").

        This material is being forwarded to you as the beneficial owner of the original notes held by us for your account or benefit but not registered in your name. A tender of such original notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the original notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the enclosed prospectus and letter of transmittal. We urge you to read carefully the prospectus and letter of transmittal before instructing us to exchange your original notes.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the original notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on            , 2002, unless extended. Any original notes tendered pursuant to the exchange offer may be withdrawn at any time before the expiration date.

        Your attention is directed to the following:

  1.
  The exchange offer is for any and all original notes.

  2.
  The exchange offer is subject to certain conditions set forth in the prospectus. See "The Exchange Offer—Conditions to the Exchange Offer."

  3.
  Any transfer taxes with respect to the exchange and transfer of old notes pursuant to the exchange offer will be paid by us, except as otherwise provided in Instruction 11 of the letter of transmittal.

  4.
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2002, unless extended.

        The exchange offer is not being made to, and offers are not being solicited from (nor will tenders of old notes or delivery of related consents be accepted from or on behalf of), holders in any jurisdiction in which the making of the exchange offer or acceptance for exchange of the old notes and acceptance of the delivery of related consents would not be in compliance with the laws of that jurisdiction.

        If you wish to have us tender your original notes, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying letter of transmittal is furnished to you for informational purposes only and may NOT be used by you to exchange original notes held by us and registered in our name for your account or benefit.

Instructions with Respect to the Exchange Offer

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to in your letter relating to the exchange offer of Sinclair Broadcast Group, Inc.

        This will instruct you to tender the original notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal with respect to the original notes tendered.

        The undersigned expressly agrees to be bound by the enclosed letter of transmittal and that such letter of transmittal may be enforced against the undersigned.

        Please tender the original notes held by you for my account as indicated below:

  8% senior subordinated notes due 2012 $                        (aggregate principal amount of original notes)

  ☐ Please do not tender any original notes held by you for my account.

SIGN HERE

Signature	Signature (if more than one account holder)
Name (Please print)	Name (Please print)
Telephone No. (including area code)
Address	Taxpayer Identification Number(s)
City, State and Zip Code	Date